PART 2 - PRIVATE PLACEMENT - Subscription Agreements

The following individuals participated in the smaller part of the
Private  Placement  in  the  amounts as  shown.   The  Securities
Subscription Agreement as follows was appropriately completed for each of the participants in the amounts shown.

     NAME                          SHARES     PRICE

Compton Family Partners             4,000     $5.25


Dulock, Fred B..                    6,000      5.25


Goss, Bill N.                       3,000      5.25


Goss, Bill N.                       2,000      5.25


Kemp, Bill                          5,000      5.25

Phillips, James R., Jr.             8,500      5.25


                SECURITIES SUBSCRIPTION AGREEMENT


THE OFFERING OF SECURITIES OF ELECTROSOURCE, INC. HEREUNDER HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), IN RELIANCE UPON THE AVAILABILITY OF EXEMPTION FROM REGISTRATION PROVIDED BY SECTION 4(2) OF SAID ACT AND REGULATION D OF THE GENERAL RULES AND REGULATIONS PROMULGATED THEREUNDER. THERE ARE SUBSTANTIAL RESTRICTIONS UPON TRANSFER OF THE SECURITIES. ACCORDINGLY, THE SECURITIES ARE NOT FREELY TRANSFERABLE AND MAY HAVE TO BE HELD UNTIL TRANSFER MAY BE MADE PURSUANT TO A REGISTERED TRANSACTION OR AN EXEMPTION FROM REGISTRATION.


      THIS SECURITIES SUBSCRIPTION AGREEMENT dated as of January _____, 1997 (the "Agreement"), is executed by the undersigned "Purchaser" in connection with the private placement of common stock and warrants of Electrosource, Inc., a corporation organized under the laws of Delaware, with its principal executive offices located at 2809 IH 35 South, San Marcos, Texas 78666 (hereinafter referred to as "Company"). When accepted by the Company, this Agreement shall constitute a subscription to purchase common stock and warrants.

1.   Agreement to Subscribe; Purchase Price.

     (a)   Subscription.       The undersigned  Purchaser  hereby
     subscribes  for and agrees to purchase                shares
     of the Company's Common Stock ("Shares") for Five and 25/100 Dollars ($5.25) per share or $_________________ in total
     ("Purchase Price").

     (b) Warrants. For each share purchased, the Purchaser shall also receive warrants ("Warrants") for purchase of three (3) additional shares of common stock with an exercise price of Five and 25/100 Dollars ($5.25) per share for one-half (1/2) of such warrants and Six and 25/100 Dollars ($6.25) for the remaining one-half (1/2). The warrants shall have a two (2) year term. The form of the warrant is attached hereto as Exhibit "A."

     (c)    Payment.   The  Purchase  Price  shall  be  paid   by
     delivering immediately available funds by check or wire transfer as directed by Company for delivery of the Shares and Warrants versus payment.

     (d) Closing. The closing of the transactions contemplated by this Agreement shall occur on or before January 17, 1997, or such earlier or later date as is mutually agreed to by Purchaser and Company.

2.   Company Representations.

     (a) Corporate Power. The Company has all requisite legal and corporate power to execute and deliver this Agreement, and all requisite and legal corporate power to sell and issue the Shares and Warrants and to carry out and perform its obligations under the terms of this Agreement.

     (b) Authorization. All corporate action on the part of The Company necessary for the authorization, execution, delivery and performance of this Agreement, the authorization, sale, issuance and delivery of the Shares and Warrants and the performance of the company's obligations hereunder has been taken or will be taken prior to closing. This Agreement, when executed and delivered, shall constitute the valid and binding obligation of the Company, enforceable in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors, rules of law governing specific performance, injunctive relief or other equitable remedies, and limitations of public policy. The Shares and Warrants issued in compliance with the provisions of this Agreement will be validly issued, fully paid and non-assessable and free of any liens or encumbrances; provided, however, that the Shares and Warrants are subject to restrictions on transfer under state and/or federal securities laws as set forth herein. The Shares and Warrants are not subject to any preemptive rights or rights of first refusal.

3.   Purchaser Representation.

      The Purchaser hereby represents and warrants to the Company as follows, and acknowledges and agrees that the Company will rely upon such representations and warranties in accepting the subscription of the undersigned for the purchase of the Shares:

     (a) The Purchaser is an "Accredited Investor," as such term is defined in Rule 501 promulgated under the Securities Act, which is a corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the Shares, with total assets in excess of $5,000,000, or natural person that either alone or together with his spouse has a net worth of at least $1,000,000 or has individual income for each of the past two (2) years of not less than $200,000 ($300,000 joint) and reasonably expects income of at least such amount in the current year.

     (b) No representations or warranties have been made to the Purchaser by the Company, or any agent, employee or
     affiliate  of  the  Company,  and  in  entering  into   this
     transaction   the   Purchaser  is  not  relying   upon   any
     information other than the information contained in the documents and reports filed by the Company with the Securities and Exchange Commission under the Securities Exchange Act of 1934 (the "SEC filings"), or resulting from its own independent investigation. The Purchaser, before the date hereof, had had an opportunity to ask questions and receive answers from the Company or a person or persons acting on its behalf, concerning the terms and conditions of this investment and has had an opportunity to examine all applicable documents and such applicable information as specified in Schedule A to the Securities Act, to the extent such documents and information are relevant to this transaction and are possessed by the Company or are obtainable by the Company without unreasonable effort or expense, and all such questions have been answered and documents and information have been supplied to the full satisfaction of the Purchaser.

     (c)  The Purchaser is aware that:

          (i)   there  are  substantial  risks  incident  to   an
          investment in the Shares, and such investment is speculative and involves a high degree of risk of loss of its entire investment in the Company;

          (ii) no Federal or State agency has passed upon the sale of the Shares or made any finding or determination concerning the fairness of this investment, and the terms of the offering may not conform to the guidelines of certain state securities administrators;

          (iii) the Company has and may continue to have a significant need for cash for operating expenses and other purposes; that the aggregate proceeds from the sale of the Shares alone may not be sufficient to satisfy the cash requirements of the Company for any appreciable period of time; that other sources of funds may not be available;

          (iv) the industry in which the Company is engaged is occupied by several firms, some of which will be substantially greater in size and have financial resources and personnel staff larger and more established than those of the Company, and there can be no assurance that the Company will be able to compete in the market effectively;

     (d) The Purchaser understands that an investment in the Company is an illiquid investment and further recognizes and agrees that because the Shares have not been registered under applicable securities laws or an exemption from such registration is available, the Purchaser must bear the economic risk of the investment for an indefinite period of time. The Purchaser further acknowledges that each certificate representing Shares will bear a legend to the effect that the Shares have not been registered under any securities law and setting forth or referring to the restrictions on transferability and sale of the shares. The Purchaser further acknowledges that the Company will issue stop transfer orders to its transfer agent restricting transfer of the Shares in the absence of registration under the securities laws or exemption therefrom.

     (e) The Purchaser acknowledges that there are substantial restrictions on the transferability of the Shares. Unless the Shares are registered under the Securities Act and any applicable state securities law, the Shares may not be, and the Purchaser agrees that they shall not be, sold unless such sale is exempt from such registration under the Securities Act and any other applicable state blue sky laws or regulations. The Purchaser further acknowledges that the Company is under no obligation to aid it in obtaining any exemption from the registration requirements. The Purchaser also acknowledges responsibility for compliance with all conditions on transfer imposed by any securities administrator of any state.

     (f) The Purchaser is acquiring the Shares for its own account, as principal, and not for the account of any other person.


4.   Registration Rights.

     (a) The Company agrees to file a registration statement on Form S-3 under the Securities Act of 1933, as amended (the OSecurities ActO) covering the sale by Purchaser of the
     Shares and the Shares issuable upon exercise of the Warrants. Such registration statement will be applicable only to sales by the Purchaser of Shares purchased in the Offering made through registered broker-dealers at market prices prevailing at the time of sale, although the Company may elect to include in the registration securities to be registered for the account of selling shareholders other than the Purchaser. The obligation of the Company to effect the registration of the Shares may at the election of the
     Company be accomplished through the filing of a new registration statement or through the amendment of a then-currently filed registration statement to include the Shares so long as such registration statement remains current for the time period set forth in paragraph (b)(ii) below.

     (b)    In   connection  with  the  registration  of   Shares
     undertaken by the Company pursuant to this paragraph, the Company shall:

          (i) use its best reasonable efforts within thirty (30) days of closing to prepare and file with the Securities and Exchange Commission (the OCommissionO) a registration statement on Form S-3 with respect to the Shares, and thereafter and use its reasonable best efforts to cause such registration statement to become effective;

          (ii) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement current at any time that sales are proposed to be made thereunder for a period expiring one hundred twenty (120) days after the date that such registration statement is declared to be effective by the Commission.

          (iii) provide Purchaser a reasonable opportunity to review prior to filing the registration statement and any amendments or supplements to such registration statement and any prospectus used in connection therewith;

          (iv) furnish to Purchaser such number of conformed copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus included in such registration statement (including each preliminary prospectus and prospectus supplement), in conformity with the requirements of the Securities Act, and such other documents as Purchaser may reasonably request in order to facilitate the sale of the Shares covered by such registration statement;

          (v) notify Purchaser at any time when a prospectus relating to the Shares covered by such registration statement is required to be delivered under the Securities Act, of the CompanyOs becoming aware that the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and at the request of Purchaser promptly prepare and furnish to Purchaser a reasonable number of copies of a prospectus supplemented or amended so that, as thereafter delivered to the Purchaser of such shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing; and

          (vi) use its best efforts to cause all of the Shares by
          such   registration  statement  to  be   accepted   for
          quotation on NASDAQ.

     (c) In connection with any registration pursuant to this paragraph 3, the Company shall pay all registration and filing fees, printing expenses, fees and disbursements of the CompanyOs legal counsel and accountants, and transfer agentsO and registrarsO fees. Purchaser shall pay all underwriting discounts, commissions and expenses attributable to the sale of the Shares and all fees and disbursements of Purchaser's legal counsel and accountants.

     (d) At least ten days prior to making any offer or sale of Shares pursuant to the registration statement, the Purchaser shall advise the Company that the Purchaser proposes to make offers or sales of Shares, the number of Shares proposed to be offered and sold, the name and address of each broker or dealer to or through which such offers and sales are proposed to be made, and the approximate period of time in which such offers and sales are proposed to be made. If, in the reasonable judgment of the Company, it is necessary to amend or supplement the registration statement or the prospectus contained therein (the "prospectus") prior to or in connection with any such offer or sale or during the period any such offer or sale is being made, the Company will advise the Purchaser, who shall promptly notify each broker or dealer named by the Purchaser as participating in the offer or sale of Shares by the Purchaser. The Purchaser and each broker or dealer participating in the offer or sale of Shares by the Purchaser shall not make any offer or sale of Shares until the expiration of ten business days after such Purchaser has advised the Company that it proposes to make such offers and sales and, following such ten-day period, shall offer and sell Shares only during the period specified by such Purchaser in the notice given to the Company. Notwithstanding the foregoing, if the Company shall advise the Purchaser of its determination that it is necessary to amend or supplement the registration statement or prospectus, the Purchaser and each broker or dealer participating in the offer and sale of Shares by the Purchaser shall make no offers or sales of Shares until the Company notifies the Purchaser that such supplement has been filed with or that such amendment has been declared effective by the Commission. Purchaser shall promptly notify the Company of each sale of Shares and shall promptly notify the Company when the sale or other distribution of all Shares held by the Purchaser have been completed.

     (e) The Purchaser hereby represents and warrants to the Company that no broker, dealer, Underwriter, Prospective Underwriter, Affiliated Purchaser or other person who has
     agreed   to   Participate  or  is   Participating   in   the
     Distribution contemplated hereby on behalf of or at the direction of such Purchaser, shall directly or indirectly, by the use of any means or instrumentality of interstate commerce, or of the mails, or of any facility of any national securities exchange, either alone or with one or more other persons, bid for or purchase for any account in which he has a beneficial interest, any shares of Common Stock, or any right to purchase shares of Common Stock, or attempt to induce any person to purchase any shares of Common Stock or rights until after he has completed his
     Participation in such Distribution. Purchaser shall be deemed to have completed his Participation in the Distribution when he has sold all Shares owned by him. So long as such transactions are not engaged in for the purpose of creating actual, or apparent, active trading in or raising the price of the Common Stock, this paragraph shall not prohibit (i) transactions in connection with the Distribution contemplated hereby effected otherwise than on a securities exchange with the Company or the Purchaser on whose behalf such distribution is being made or among Underwriters, Prospective Underwriters or other persons who have agreed to Participate or are Participating in such Distribution; or (ii) unsolicited, privately negotiated purchases, each involving at least a block of shares, that are not effected from or through a broker or dealer; or
     (iii) purchases by the Company effected more than 40 days after the effective date of the Registration Statement covering the Common Stock to be distributed hereunder, for the purpose of satisfying a sinking fund or similar obligation to which the Company is subject and which becomes due as of a date that does not exceed twelve months from the date of such purchases; or (iv) odd-lot transactions and round-lot transactions that offset odd-lot transactions previously or simultaneously executed or reasonably anticipated in the usual course of business by a person who acts in the capacity of an odd-lot dealer; or (v) brokerage transactions not involving solicitation of the customer's order; or (vi) brokerage transactions involving the solicitation of a customerOs order made prior to the later of nine business days before commencement of offers or sales of the Shares to be Distributed or the time the broker-dealer becomes a Participant in the Distribution; or (vii) offers to sell or the solicitation of offers to buy Shares being Distributed or securities or rights offered as principal  by  the  person making  such  offer  to  sell  or solicitation; or (viii) the exercise of any right or conversion privilege set forth in the instrument governing a security, to acquire any security directly from the Company; or (ix) bids or purchases by an Underwriter, Prospective Underwriter, Affiliated Purchaser or dealer, if all such bids or purchases are made (a) prior to the later of nine business days prior to the commencement of offers or sales of the shares of Common Stock to be Distributed or the time such person becomes a Participant in the Distribution or (b) in the case of unsolicited purchases, prior to the later of the date of commencement of offers or sales of the shares of Common Stock to be Distributed or the time such person becomes a Participant in the Distribution; or (x) bids or purchases by the Company or the Purchaser or by an Affiliated Purchaser if all such bids and purchases are made
     (a) nine or more business days prior to the commencement of offers or sales of the shares of Common Stock to be Distributed or (b) in the case of unsolicited purchases, prior to the date of commencement of offers or sales of the Shares. Capitalized terms used in this paragraph and not defined in this Agreement shall have the meanings assigned to such terms in Rule 10b-6 of the Commission.

     (f) The Company and the Purchaser agree to comply with all applicable federal and state laws and regulations in connection with the registration, qualification, offering and sale of Shares, including but not limited to the Securities Act, the Securities Exchange Act of 1934 (the OExchange ActO), the rules and regulations promulgated by the Commission under the Securities Act and the Exchange Act and, particularly, Rules 10b-2, 10b-6 and 10b-7 of the Commission under the Exchange Act.

     (g) Neither Purchaser nor any broker or dealer or other person acting for or on behalf of the Purchaser shall place any bid or effect any purchase for the purpose of pegging, fixing or stabilizing the price of the Shares to be offered as contemplated herein.

     (h) The Purchaser shall comply with all applicable requirements with respect to the delivery of prospectuses set forth in sections 5 and 10 of the Securities Act and all applicable rules thereunder.

(PURCHASER)



By:
Printed Name:
Its:


ACCEPTED BY:

ELECTROSOURCE, INC.

          This ______ day of _________________, 1997.



By:
Printed Name:
Its:
                            EXHIBIT A


                     STOCK PURCHASE WARRANT
              To Purchase Shares of Common Stock of
                       ELECTROSOURCE, INC.
                    Expiring ________________
                                                    No.  W_______


     NEITHER THIS WARRANT NOR THE SECURITIES ISSUABLE UPON ITS EXERCISE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES LAWS OF ANY STATE. THIS WARRANT MAY NOT BE EXERCISED, AND NEITHER THIS WARRANT NOR THE SECURITIES ISSUABLE UPON ITS EXERCISE MAY BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED, IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND SUCH LAWS OR AN OPINION OF COUNSEL FOR THE HOLDER OF THIS WARRANT REASONABLY SATISFACTORY TO THE ISSUER TO THE EFFECT THAT AN EXEMPTION FROM REGISTRATION THEREUNDER IS AVAILABLE. NEITHER THE OFFERING OF THIS WARRANT NOR ANY OFFERING MATERIALS HAVE BEEN REVIEWED BY AN
     ADMINISTRATOR  UNDER SUCH ACT OR ANY  APPLICABLE  STATE
     LAW.

                                              Warrant to Purchase
Date___________                                    _______ Shares
                                                  of Common Stock

          The undersigned, Electrosource, Inc. (the "Company"), a Delaware corporation, for good and valuable consideration desires to grant to __________________________________ ("Purchaser") a warrant  or  option  to acquire shares of  Common  Stock  in  the
Company. The option covered hereby is granted pursuant to the terms of a Subscription Agreement ("Subscription Agreement") dated as of ______________, 199___ between the Company and Purchaser, and all provisions of that Agreement are incorporated herein by reference. Defined terms shall have the same meaning as in the Subscription Agreement.

      1. Warrant. The Company does hereby grant to Purchaser the exclusive option to purchase from the Company all or any part of an aggregate of ________________________ _________________
(_______) shares ("Shares") of Common Stock of the Company at the price of Seven and 56/100 Dollars ($7.56) per share.

      2. Term. The Option shall be exercisable as provided in the Subscription Agreement and otherwise at any time until the option expires or terminates in accordance with the provisions hereof. This option shall in any event terminate at 5:00 o'clock P.M., San Marcos, Texas time two years after its date of grant.

      3. Exercise. To exercise this option, Purchaser shall give written notice of such election to the Company at its Corporate Headquarters, Attention Corporate Secretary, so as to be received by the Company within the period this option is exercisable, which notice shall specify the number of shares to be purchased and be accompanied by payment in full. Payment for such shares may be by check or wire transfer, as directed by the Company.

      4. Share Issue. Upon receipt by the Company of proper notice of exercise of this Warrant, the Company as promptly as practicable and subject to the other provisions in this Warrant, shall deliver a certificate or certificates representing Shares so purchased, and shall pay all original issuance or transfer taxes on the exercise of this Warrant, and all other fees and expenses necessarily incurred by the Company in connection therewith. Certificates evidencing such Shares may have endorsed thereon such language as may be deemed necessary or advisable by counsel for the Company in order to ensure compliance with the applicable securities laws or regulations. Registration rights shall be as set forth in the Subscription Agreement.

      5. Change in Capitalization; Merger; Liquidation. The number of Shares of Common Stock covered by this Warrant, and the price per share shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a subdivision or combination of shares or the payment of a stock dividend in shares of Common Stock to holders of outstanding shares of Common Stock. If the Company shall be the surviving corporation in any merger or consolidation, recapitalization, reclassification of shares or similar reorganization, Purchaser shall be entitled to purchase, at the same times and upon the same terms and conditions as are provided in this Warrant, the number and class of shares of stock or other securities to which it would have been entitled to receive as a result of such transaction as if the Purchaser had exercised the Warrant in full on the record date for the transaction in question. In the event of a dissolution or liquidation of the company or a merger or consolidation in which the Company is not the surviving corporation, this Warrant shall terminate upon the effective date thereof, except to the extent that another corporation assumes such Warrant or substitutes another option therefore. In the event of a change of the Company's shares of Common Stock with par value into the same number of shares with a different par value or without par value, the shares resulting from any such change shall be deemed to be Common Stock.

           IN WITNESS WHEREOF, the Parties have executed this Agreement on the date first written above.

ELECTROSOURCE, INC.                (PURCHASER)



By:                                By:
Printed Name:                      Printed Name:
Its:                               Its:

                 ANNEX TO SUBSCRIPTION AGREEMENT
         ALL INFORMATION WILL BE TREATED CONFIDENTIALLY
                     PURCHASER QUESTIONNAIRE

Electrosource, Inc.
2809 Interstate 35 South
San Marcos  TX    78666

Gentlemen:

      The information contained herein is being furnished to you in order to determine whether _____________ (insert name of proposed purchaser) may purchase Shares of the Common Stock of ELECTROSOURCE, INC. (the "Company"), pursuant to the private offering exemption from registration provided by the Securities Act of 1933, as amended (the "Securities Act"). The undersigned understands that (i) the Company will rely upon the information contained herein for purposes of such determination, (ii) the Shares will not be registered under the Securities Act in reliance upon the private offering exemption from registration provided by the Securities Act, and (iii) this questionnaire is not an offer of the Shares or any other securities to the undersigned or to the above-named proposed purchaser.

      I herewith furnish you with the following representations and information:

1.   Name: _____________________
2.   Address:

3         Corporate,     Trust     or     Partnership      assets
$______________________.
4.    Individual  Financial  Data - see  Subscription  Agreement,
Section 3(a).
     (a)  Individual income* during 1995: $___________
     (b)  Individual income* during 1996: $___________
     (c)  Estimated   individual   income*   during   1997: $____________
     (d)  Joint income* with spouse during 1995: $___________
     (e)  Joint income* with spouse during 1996:  $___________
     (f)  Estimated  joint  income* with  spouse  during  1997: $________
     (g) Current net worth of undersigned (including homes, furnishings and automobiles): $_____________
     (h) Current net worth of undersigned (excluding homes, furnishings and automobiles): $_____________
     (i) Current net worth of spouse, if any (including homes, furnishings and automobiles): $_____________
     (j) Current net worth of spouse, if any (excluding homes, furnishings and automobiles): $_____________

*     The  term  "Income" shall be deemed to mean adjusted  gross
income  of  the  undersigned     (as shown on  the  undersigned's
Federal Income Tax returns).

5. I have such knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of the proposed investment. I can bear the economic risks in and can afford a complete loss of any investment I may make by virtue of purchasing Securities and can afford to hold any such investment for an indefinite period. If I acquire any
Securities, such acquisition shall be for my own account, for investment and not with a view to the resale or distribution thereof.

6. I represent to you that (a) the information contained herein is complete and accurate and may be relied upon by you, and (b) I will notify you immediately of any material change in any of such information occurring prior to the closing of my purchase of Securities. I agree that, notwithstanding the confidential treatment to be accorded the information contained here, you may divulge such information in whole or in part or present all or any part of this document to such parties as you may deem appropriate in connection with establishing the availability of an exemption under any Federal or state securities laws, rules and regulations.

       IN   WITNESS  WHEREOF,  I  have  executed  this  Purchaser
Questionnaire  this  ____  day  of  _____________,  199____,  and declare that it is truthful and correct.

PURCHASER:


________________________

      Sworn to before me this ____ day of _________________, 199___.



                                Notary Public in and for
                                The State of Texas
                                Printed Name:
                                     My Commission Expires: